Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.525.3310
ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF 2008
Revenue Increased 51% over Second Quarter 2008, Demonstrating Continued Sequential Improvement

SAN MATEO, CA – October 21, 2008 – Avistar Communications Corporation (Nasdaq: AVSR), a video collaboration platform provider, today announced its financial results for the three and nine month periods ended September 30, 2008.

Financial highlights for the quarter included:
•
Total revenue, prepared in accordance with GAAP, was $2.7 million, as compared to $1.8 million for the quarter ended June 30, 2008, an increase of 51%.  The second quarter of 2008 had previously marked a 56% improvement as compared to the first quarter of 2008.

•
Operating expense (research & development, sales & marketing and general and administrative) was $3.1 million for the third quarter of 2008, as compared to $3.2 million for the second quarter of 2008, representing the fourth quarter of sequential improvement.

•	Income from settlement and licensing activity, which management sees as a key component of the company’s “top line” performance, was $1.1 million in both the third and second quarters of 2008.
•	Net income represented a loss of $774,000, or $(0.02) per basic and diluted share, as compared to a loss of $1.6 million, or $(0.05) per basic and diluted share recorded in the second quarter of 2008.
•
The cash and cash equivalent balance at September 30, 2008 was $4.4 million, representing cash used in operations during the third quarter, 2008 of $1.3 million.  The comparable cash used in operations result during the second quarter of 2008 was $3.2 million.

“As anticipated from our last earnings conference call, results of the third quarter of 2008 demonstrate our continued ability to build revenue momentum off of a more efficient cost structure,” said Simon Moss, Avistar’s CEO. “The intended objective was accomplished, and the third quarter posted an adjusted EBITDA result (a key metric being used by the management team as a measurement of our turnaround progress – see below) of a $53,000 profit, a dramatic improvement over the second quarter 2008 adjusted EBITDA loss of $1.2 million.”

“After establishing a significantly-reduced cost structure during the prior quarters of 2008 -- accomplished as part of our turnaround strategy, our focus shifted to the top line and revenue momentum in the third quarter,” Moss continued. “This sequencing was designed to translate our cost savings into direct bottom-line improvement as revenues expanded.  I’m pleased to report that both goals were accomplished during the third quarter of 2008, with revenue growing by an additional 51% over the improvements of the second quarter, and our net loss improving by 52% from the second quarter.”

Moss continued, “While the third quarter evidenced continuing progress in our turnaround, this most recent quarter was perhaps the most significant in the company’s history from the vantage point of building for the future.  In August we announced a technology agreement with LifeSize Communications Corporation, a global leader in high definition (HD) video conferencing systems, whereby we will integrate our technology with LifeSize’s room systems.  Following the LifeSize agreement, we signed a product and technology licensing agreement with IBM Corporation in September, under which we will be working with IBM to provide bandwidth management for its unified communications and collaboration solutions. As part of this work, Avistar’s C3’s dynamic bandwidth management technology is being licensed by IBM.  We expect these arrangements to provide improved revenue visibility and momentum over the next several years.  As part of the LifeSize and IBM agreements, both corporations are now licensees of our extensive patent portfolio as well.

In summary – we have previously communicated a comprehensive plan of execution, intended to diversify Avistar’s capabilities and prospects, expand our go-to-market strategy, leverage a more efficient cost structure, and monetize our impressive intellectual property asset in a more focused and predictable manner.  We believe the third quarter results clearly evidence continuing improvement as we effectively execute that plan. We anticipate continued growth, and have now set our sights on cash-flow break-even and net income profitability milestones, both of which we hope to accomplish in the fourth quarter of 2008.”

“Other significant developments during the third quarter of 2008 included:

•
The U.S. Patent & Trademark Office has announced that it has scheduled the issuance of an additional four patents to Avistar during the month of October.  These new patents cover the areas of instant messaging and Voice over IP, and importantly, were allowed over the prior art that Microsoft had relied upon in requesting reexamination of our entire U.S. patent portfolio in February, 2008.  This expanding I.P. portfolio underscores the value being placed on our product and technology offerings, helping to grow our brand, and expand our reputation.

•
New distribution partners were signed in both Europe and the United States during the quarter, including City IS Ltd, MVC GMBH, Fontel Inc., and Touchline Video Ltd.  Expanding our go-to-market strategy through successful partnering with established distributors and resellers is a key objective for the next several quarters.

•
Technology Marketing Corporation (TMC) named Avistar’s C3 Desktop Videoconferencing and Collaboration solution as a recipient of a 2008 INTERNET TELEPHONY Excellence Award, in recognition of our deployment at California State University’s Lyles Center for Innovation and Entrepreneurship.  The winners of the 2008 Excellence Awards are published in the October 2008 issue of INTERNET TELEPHONY magazine.

“We will be conducting a conference call later today, and encourage our investors to participate and find out more about our performance and prospects,” Moss concluded.

To participate in the conference call, which begins at 1:00 pm EDT on October 21, 2008, investors should dial toll-free (866) 259-1024 and request the “Avistar Q3 Earnings Conference Call.” Investors may also access a live audio webcast of this conference call through the Investor Relations section of the company’s website at http://www.avistar.com/company/investor_relations.aspx?id=14. An audio recording will be available following the call at the above web address.

About Avistar Communications Corporation

Avistar (Nasdaq: AVSR) creates technology that provides the missing critical element in unified communications: bringing people in organizations face-to-face, through enhanced communications, for true collaboration anytime, anyplace. Its latest product, Avistar C3, draws on more than a decade of market experience to deliver a single-click desktop videoconferencing and collaboration experience that moves business communications into a new era. Available as a stand-alone solution, or integrated with existing unified communications software from other vendors, Avistar C3 provides users instant messaging-style ability to initiate video communications across and outside the enterprise. Patent protected dynamic bandwidth management enables thousands of users to access desktop videoconferencing, VoIP and streaming media, without requiring substantial new network investment or impairing network performance.

Avistar's desktop videoconferencing and collaboration installations are among the world's largest, including commitments of more than 100,000 desktop seats to be deployed in over 40 countries in the coming years. Clients report as much as a 20 percent reduction in travel expense and carbon emissions, increases in productivity and immeasurably improved relationship building within their organizations, as well as with suppliers and customers. Avistar holds a portfolio of 92 patents for inventions in video and network technology and licenses IP to videoconferencing, rich-media services, public networking and related industries. Current licensees include IBM Corporation, Sony Corporation, Sony Computer Entertainment Inc. (SCEI), Polycom, Inc., Tandberg ASA, Radvision Ltd., LifeSize Communications, Inc. and Emblaze-VCON.

For more information, visit  www.avistar.com.

Forward-Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding the integration of our technology with offerings by LifeSize and IBM, improvements in our revenue visibility and momentum and continued progress in our efforts to control costs and grow revenues, including our goals for cash break-even and net income goals for the fourth quarter of 2008, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to IBM and others, ongoing technological developments and changing industry standards, and challenges associated with protecting and licensing Avistar’s intellectual property.  As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This Non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

~ financial statements follow ~

Copyright © 2008 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2008 and 2007
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Revenue:
Product	$1,313	$555	$2,115	$2,517
Licensing	367	313	674	4,866
Services, maintenance and support	1,025	883	2,857	2,658
Total revenue	2,705	1,751	5,646	10,041
Costs and expenses:
Cost of product revenue*	720	658	1,644	2,098
Cost of services, maintenance and support revenue*	584	493	1,706	1,740
Income from settlement and patent licensing	(1,057)	(1,057)	(3,171)	(15,171)
Research and development*	1,122	2,020	3,932	5,517
Sales and marketing*	634	1,583	2,752	4,619
General and administrative*	1,369	2,217	4,683	10,628
Total costs and expenses	3,372	5,914	11,546	9,431
(Loss) income from operations	(667)	(4,163)	(5,900)	610
Other (expense) income:
Interest income	15	93	82	307
Other expense, net	(122)	(56)	(335)	(162)
Total other (expense) income, net	(107)	37	(253)	145
Net (loss) income	$(774)	$(4,126)	$(6,153)	$755

Net (loss) income per share	$(0.02)	$(0.12)	$(0.18)	$0.02
Weighted average shares used in calculating
Basic and diluted net (loss) income per share	34,561	34,379	34,546	34,238

*Including stock based compensation of:
Cost of products, services, maintenance
and support revenue	$54	$29	$80	$142
Research and development	160	246	311	630
Sales and marketing	72	176	(24)	469
General and administrative	298	254	567	722
	$584	$705	$934	$1,963

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2008 and December 31, 2007
(in thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$4,444	$4,077
Marketable securities	-	799
Total cash, cash equivalents and marketable securities	4,444	4,876
Accounts receivable, net of allowance for doubtful accounts of $43 and $24 at
September 30, 2008 and December 31, 2007, respectively	4,070	1,385
Inventories	434	428
Deferred settlement and patent licensing costs	1,256	1,256
Prepaid expenses and other current assets	233	462
Total current assets	10,437	8,407
Property and equipment, net	442	767
Long-term deferred settlement and patent licensing costs	162	1,117
Other assets	205	286
Total assets	$11,246	$10,577

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$7,000	$5,100
Accounts payable	892	1,287
Deferred income from settlement and patent licensing	5,520	5,520
Deferred services revenue and customer deposits	3,725	2,231
Accrued liabilities and other	1,468	1,451
Total current liabilities	18,605	15,589
Long-term liabilities:
Long-term convertible debt	7,000	-
Long-term deferred income from settlement and patent licensing and other..	612	4,814
Total liabilities	26,217	20,403
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2008 and
December 31, 2007; 35,750,680 and 35,678,807 shares issued including
treasury shares at September 30, 2008 and December 31, 2007, respectively	36	36
Less: treasury common stock, 1,182,875 shares at September 30, 2008 and
December 31, 2007, respectively, at cost	(53)	(53)
Additional paid-in-capital	96,933	95,925
Accumulated deficit	(111,887)	(105,734)
Total stockholders' equity (deficit)	(14,971)	(9,826)
Total liabilities and stockholders' equity (deficit)	$11,246	$10,577

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2008 and 2007
(in thousands)

	Nine Months Ended September 30,
	2008	2007
	(unaudited)

Cash Flows from Operating Activities:
Net (loss) income	$(6,153)	$755
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	404	279
Stock based compensation for options issued to consultants and employees	934	1,963
Provision for doubtful accounts	19	3
Changes in assets and liabilities:
Accounts receivable	(2,704)	137
Inventories	(6)	222
Prepaid expenses and other current assets	229	63
Deferred settlement and patent licensing costs	955	955
Other assets	81	(2)
Accounts payable	(395)	36
Deferred income from settlement and patent licensing and other	(4,202)	(4,119)
Deferred services revenue and customer deposits	1,494	(765)
Accrued liabilities and other	17	(807)
Net cash used in operating activities	(9,327)	(1,280)

Cash Flows from Investing Activities:
Purchase of short-term marketable securities	-	(795)
Maturities of short-term marketable securities	799	-
Sale of property and equipment	8	-
Purchase of property and equipment	(87)	(800)
Net cash provided by (used in) investing activities	720	(1,595)

Cash Flows from Financing Activities:
Line of credit payments	(5,100)	-
Borrowings on line of credit	7,000	-
Proceeds from debt issuance	7,000	-
Net proceeds from issuance of common stock	74	353
Net cash provided by financing activities	8,974	353
Net increase (decrease) in cash and cash equivalents	367	(2,522)
Cash and cash equivalents, beginning of year	4,077	7,854
Cash and cash equivalents, end of period	$4,444	$5,332

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended September 30,
	2008	2007
	(unaudited)

Net (loss) income	$(774)	$(4,126)
Interest income	(15)	(93)
Other expense, net	122	56
Depreciation	136	98
EBITDA	(531)	(4,065)
Stock-based compensation expense	584	705
Adjusted EBITDA	$53	$(3,360)

	Nine Months Ended September 30,
	2008	2007
	(unaudited)

Net (loss) income	$(6,153)	$755
Interest income	(82)	(307)
Other expense, net	335	162
Depreciation	404	279
EBITDA	(5,496)	889
Stock-based compensation expense	934	1,963
Adjusted EBITDA	$(4,562)	$2,852